UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2008
IMCLONE SYSTEMS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
180 Varick Street
New York, New York 10014

(Address of principal executive offices) (Zip Code)
(646) 638-5078

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 5.01. Changes in Control of Registrant
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     As previously announced, on October 6, 2008, ImClone Systems Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Eli Lilly and Company, an Indiana corporation (“Lilly”), Alaska Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Lilly (the “Purchaser”), and the Company.
     In connection with the transactions contemplated by the Merger Agreement, on November 21, 2008, the Company discharged the Indenture, dated as of May 7, 2004 (the “Indenture”), by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), relating to the Company’s 1 3/8 % Convertible Notes due 2024 (the “Notes”). In connection with such discharge, the Company irrevocably instructed the Trustee to deliver a Notice of Redemption (the “Redemption Notice”) to the holders of the Notes on March 20, 2009 to advise them that the Notes will be redeemed on May 20, 2009 (the “Redemption Date”), and irrevocably deposited funds in trust with the Trustee in an amount sufficient to redeem the Notes, including principal and accrued interest thereon through the Redemption Date. The Trustee is holding the deposited funds for the benefit of the holders of the Notes. As required by the Indenture, the Company also delivered to the Trustee a verification report as to the sufficiency of the deposited amount, together with an officer’s certificate and an opinion of counsel as to compliance with the conditions precedent to the discharge of the Indenture. In accordance with the terms of the Indenture, as a result of the discharge of the Indenture, the provisions of the Indenture have ceased to be of further effect, except as to (i) the remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) the rights of the holders of the Notes to receive payments of principal of and interest on, the Notes and the other rights, duties and obligations of the holders of the Notes, as beneficiaries with respect to the amounts deposited with the Trustee, and (iii) the rights, obligations and immunities of the Trustee.
     Holders of the Notes will receive payments on the Notes in accordance with the terms of the Indenture (as discharged) from the funds deposited with the Trustee. This report does not constitute a notice of redemption of the Notes under the Indenture. The redemption will be made solely pursuant to the Redemption Notice, which will be delivered separately to the holders of the Notes by the Trustee.
     In connection with the consummation of the transactions contemplated by the Merger Agreement and the remaining rights of conversion under the Indenture, the Company and the Trustee entered into a First Supplemental Indenture, dated as of November 24, 2008 (the “Supplemental Indenture”), which amends and supplements the Indenture. As required by the terms of the Indenture, the Supplemental Indenture provides that, as a result of the consummation of the merger contemplated by the Merger Agreement, each $1,000 principal amount of the Notes that was convertible into common stock of the Company prior to the effective time of such merger is, from and after the effective time of such merger, convertible in accordance with the terms of the Indenture (as discharged) into the right to receive a cash payment of $739.29. A copy of the Supplemental Indenture will be sent to each of the holders of Notes.
     The foregoing summary description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the terms of the Indenture, a copy of which was included as Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.
     The information set forth under Items 1.01 and 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.
Item 5.01. Changes in Control of Registrant.
     As previously announced, on October 14, 2008, the Purchaser commenced a tender offer (the “Offer”) in accordance with the terms of the Merger Agreement to acquire all of the outstanding shares of common stock of the Company, par value $0.001 per share, and the associated preferred stock purchase rights (collectively, the “Shares”), at a purchase price of $70.00 per Share, net to the holder in cash, without interest, subject to any required withholding of taxes.
     The Offer expired at 12:00 midnight, New York City time, on November 20, 2008. Approximately 85,401,945 Shares (including certain Shares tendered under guaranteed delivery procedures), representing approximately 95.5% of the outstanding Shares, were tendered in the Offer.
     On November 21, 2008, the Purchaser accepted for payment all Shares validly tendered and not withdrawn in the Offer. Following the Purchaser’s acceptance of Shares for payment, under the Merger Agreement, Lilly was entitled to elect or designate a majority of the members to the Company’s board of directors and each committee thereof. Accordingly, Thomas F. Deuel, M.D., Carl C. Icahn, Peter S. Liebert, M.D., Richard C. Mulligan, Ph.D., David Sidransky, M.D., Charles Woler, M.D., Ph.D., and John H. Johnson (collectively, the “Resigning Directors”) resigned from the board of directors of the Company on November 21, 2008. Drs. Deuel, Mulligan, Sidransky and Woler were members of the Research and Development Oversight Committee; Drs. Deuel and Sidransky and Mr. Icahn were members of the Compensation Committee; Drs. Liebert and Woler were members of the Audit Committee; Drs. Liebert and Mulligan were members of the Nominating and Corporate Governance Committee; and Dr. Mulligan was a member of the Executive Committee. Dr. Alexander Denner and Jules Haimovitz (the “Continuing Directors”) remained as members of the board of directors. In accordance with the terms of the Merger Agreement, the Continuing Directors appointed the following Lilly designees as members of the Board, effective as of November 21, 2008: Steven M. Paul, M.D., Derica W. Rice, Gino Santini, Bryce D. Carmine and William Chin, M.D.
     Pursuant to the terms of the Merger Agreement, at 8:28 A.M. (Eastern) on November 24, 2008 (the “Effective Time”), the Purchaser completed the merger of the Purchaser with and into the Company (the “Merger”) in accordance with the provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of the stockholders of the Company. The Company was the surviving corporation in the Merger and, as a result of the Merger, has become a wholly owned subsidiary of Lilly. In the Merger, each Share (other than Shares held by Lilly, the Purchaser, the Company or any of their respective subsidiaries, and Shares held by holders who properly exercise their appraisal rights under applicable Delaware law) was cancelled and converted into the right to receive $70.00 per Share, net to the holder in cash, without interest, subject to any required withholding of taxes.
     The Purchaser deposited approximately $6.26 billion with Wells Fargo Bank, N.A., the depositary for the Offer and the paying agent for the Merger, in respect of the payment for Shares validly tendered and not withdrawn in the Offer and the remaining Shares cancelled and converted into the right to receive cash pursuant to the Merger. Instructions for effecting the surrender of cancelled

Shares in exchange for the payment of cash pursuant to the Merger will be sent separately to holders of record as of the Effective Time of Shares not validly tendered in (or that were withdrawn from) the Offer. Lilly and the Purchaser funded the acquisition from available cash and the proceeds of commercial paper issuances.
     Pursuant to the Merger Agreement, at the Effective Time as a result of the Merger, Gino Santini, James B. Lootens and Thomas W. Grein, the directors of the Purchaser immediately prior to the Effective Time, became the sole members of the board of directors of the Company (the “New Directors”). Information about the New Directors has been previously disclosed in the Tender Offer Statement on Schedule TO, which was filed by Lilly and the Purchaser on October 14, 2008 and is incorporated herein by reference. On November 24, 2008, following the Effective Time, the board of directors of the Company (comprised of the New Directors) appointed Thomas W. Grein as Vice President and Treasurer of the Company.
     In connection with the consummation of the Merger, an application to terminate the registration of the Shares under the Securities Exchange Act of 1934, as amended, was filed, and on November 25, 2008, the Shares ceased to be traded on the NASDAQ Global Select Market.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed October 8, 2008.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The information set forth under Item 5.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02. The Resigning Directors resigned pursuant to the Merger Agreement, and none of the directors of the Company resigned from the Board because of any disagreements relating to the Company’s operations, policies or practices.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
     Pursuant to the Merger Agreement, at the Effective Time as a result of the Merger, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended in its entirety, and such amended certificate of incorporation became the certificate of incorporation of the Company. A copy of the amended certificate of incorporation of the Company is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.
     In addition, pursuant to the Merger Agreement, at the Effective Time as a result of the Merger, the by-laws of the Purchaser immediately prior to the Effective Time became the by-laws of the Company (except that all references therein to “Alaska Acquisition Corporation” are deemed to refer to “ImClone Systems Incorporated”). A copy of the Company’s by-laws is attached hereto as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.
     On November 24, 2008, Lilly issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 6, 2008, among Lilly, the Purchaser and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed October 8, 2008).

3.1	Amended Certificate of Incorporation of the Company.

3.2	By-Laws of the Company.

4.1	Indenture, dated as of May 7, 2004, by and between the Company and The Bank of New York Mellon, as Trustee, and Form of 1 3/8 % Convertible Notes Due 2024 (incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

99.1	Press Release issued by Lilly, dated November 24, 2008.
Certain matters discussed in this report may constitute forward-looking statements that are based on the Company’s current expectations, but actual results may differ materially due to various factors. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties. Many of these factors are beyond the Company’s ability to control or predict. For additional information about the factors that affect Lilly’s and ImClone’s respective businesses, please see Lilly’s latest Form 10-K filed February 2008 and Form 10-Q filed November 2008, and please see ImClone’s latest Form 10-K filed February 2008 and Form 10-Q filed November 2008, respectively.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImClone Systems Incorporated
Date: November 26, 2008	By:	/s/ Andrew K. W. Powell
Andrew K. W. Powell
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of October 6, 2008, among Lilly, the Purchaser and the Company (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed October 8, 2008).

3.1	Amended Certificate of Incorporation of the Company.

3.2	By-Laws of the Company.

4.1	Indenture, dated as of May 7, 2004, by and between the Company and The Bank of New York Mellon, as Trustee, and Form of 1 3/8 % Convertible Notes Due 2024 (incorporated by reference to Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004).

99.1	Press Release issued by Lilly, dated November 24, 2008.